UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report: April 12, 2011 Bank of South Carolina Corporation
(Exact name of registrant as specified in its charter)
South Carolina	0-27702	57-1021355
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
256 Meeting Street Charleston, SC 29401
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code	(843) 724-1500

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07  Submission of Matters to a Vote of Security Holders.

On April 12, 2011, there were a total of 4,430,599 shares of Common Stock outstanding and entitled to vote at the Annual Meeting.  The following matters were voted upon and approved by the shareholders at the 2011 Annual Meeting.

1.	The election of seventeen members to the Board of Directors

2.	The ratification of the appointment of Elliott Davis, LLC as the independent auditor for the fiscal year ending 2011.

The following is a summary of the voting results for each proposal presented to the shareholders:

As to proposal number one there were 3,004,269.534989550 shares represented in person or by proxy, constituting 67.8072% of the outstanding shares of the Company voted as follows:

NAME	FOR	WITHHELD	Broker Non-Vote

David W. Bunch	2,999,086.8848460	5182.650109	1,273,099
Graham M. Eubank, Jr.	2,998,718.8848460	5,550.650109	1,273,099
Fleetwood S. Hassell	3,004,015.8848460	253.650109	1,273,099
Glen B. Haynes	3,004,015.8848460	253.650109	1,273,099
William L. Hiott, Jr.	3,004,015.8848460	253.650109	1,273,099
Katherine M. Huger	3,003,915.2432530	345.650109	1,273,099
Richard W. Hutson, Jr.	3,004,015.8848460	253.650109	1,273,099
Charles G. Lane	3,004,015.8848460	253.650109	1,273,099
Hugh C. Lane, Jr.	3,003,812.8848460	453.650109	1,273,099
Louise J. Maybank	3,003,805.2432530	455.650109	1,273,099
Linda J. Bradley-McKee	2,998,883.8848460	5,385.650109	1,273,099
Alan I. Nussbaum	2,998,883.8848460	5,385.650109	1,273,099
Edmund Rhett, Jr.	3,003,905.8848460	363.650109	1,273,099
Malcolm M. Rhodes	3,003,812.8848460	456.650109	1,273,099
David R. Schools	2,998,701.8848460	5,567.650109	1,273,099
Sheryl G. Sharry	3,003,813.8848460	455.650109	1,273,099
Steve D. Swanson	3,003,905.8848460	363.650109	1,273,099

As to Proposal #2 for approval of Elliott Davis, LLC as independent auditors for the Company for the fiscal year ending December 31, 2011, 4,184,409.8848460 shares or 94.43435% voted in favor, 437 shares voted against, 233.6501 shares abstained and 92,288 broker non-votes.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The Bank of South Carolina Corporation
(Registrant)

Date: April 12, 2011
/s/ Sheryl G. Sharry
Sheryl G. Sharry
Chief Financial Officer
Executive Vice President and Treasurer